Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens National Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter 2009 Earnings

MANSFIELD, PENNSYLVANIA— July 27, 2009 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the 2nd quarter of 2009.

Year-to-date net income through June 30, 2009 was $4,818,000 compared with $4,467,000 last year, representing an increase of $351,000 or 7.9%.  Net interest income after provision for loan losses has increased 9.1% from $11,118,000 for the first half of 2008 to $12,129,000 this year.  Earnings per share of $1.69 increased 7.6% from $1.57 per share for the same period last year.  Return on equity for the comparable periods were 17.79% and 17.80%, while return on assets was 1.42% and 1.50%, respectively.

For the three months ended June 30, 2009, net income totaled $2,472,000, versus $2,446,000 for the comparable period last year, representing an increase of $26,000, or 1.1%.  Earnings per share for the three months ended June 30, 2009 and 2008 were $0.87 and $0.86 per share, respectively, which is an increase of 1.2%.  Return on equity for the comparable periods was 17.99% and 19.24%, while return on assets was 1.43% and 1.64%, for the respective time periods.  Net interest income after provision for loan losses increased 5.0% from $5,830,000 for the second quarter of 2008 to $6,120,000 for the second quarter of 2009.

CEO and President Randall E. Black stated, “Our outstanding financial performance in 2009 was achieved despite an increase of approximately $1.0 million, or 12.9%, in operating expenses, most of which (over $700,000) relates to higher FDIC deposit insurance premiums.  The higher premiums (which include a special assessment) were necessary to replenish the FDIC insurance fund, which has declined due to the increase in bank failures and higher risk activities of financial institutions in general.  Here at First Citizens, we will continue to look for ways to control our non-interest expenses in other areas and will always remain committed to sound and conservative banking principles.”

Total assets at June 30, 2009 totaled a record $706.7 million, which was an increase of $38.1 million from December 31, 2008 and an increase of $104.7 million, or 17.4%, from June 30, 2008.  Since June 30, 2008, the investment portfolio has increased $56.8 million and net loans have increased $13.4 million.  Total deposits of $582.5 million have increased $35.8 million from December 31, 2008, and $97.4 million from one year ago.  As of June 30, 2009 credit quality remains strong as total non-performing assets as a percent of loans are 0.87%, compared to 0.73% at December 31, 2008 and 0.78% as of the end of last June.

Stockholders’ equity totaled $56.6 million at June 30, 2009, representing an increase of $6.0 million, or 11.86%, from June 30, 2008.  Book value per share at June 30, 2009 was $19.70 compared with $18.38 last June, an increase of 7.2%.  In July, a cash dividend of $.245 per share was declared and will be paid on July 31, 2009 to shareholders of record, as of July 17, 2009, an increase of 4.3% over the July 2008 dividend.  Additionally, a 1% stock dividend was declared and will also be distributed on July 31, 2009.  “First Citizens remains well capitalized with capital levels well exceeding regulatory levels,” stated Mr. Black.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 17 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2009	2008	2008
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 9,955	$ 9,692	$ 12,931
Interest-bearing	31,768	10,164	1
Total cash and cash equivalents	41,723	19,856	12,932

Available-for-sale securities	181,500	174,139	124,674

Loans (net of allowance for loan losses: June 30, 2009, $4,622;
December 31, 2008, $4,378; June 30, 2008, $4,287)	437,450	428,436	424,144

Premises and equipment	11,847	12,762	12,289
Accrued interest receivable	2,786	2,912	2,563
Goodwill	10,256	10,256	8,605
Bank owned life insurance	12,411	12,176	8,549
Other assets	8,739	8,075	8,258

TOTAL ASSETS	$ 706,712	$ 668,612	$ 602,014

LIABILITIES:
Deposits:
Noninterest-bearing	$ 57,669	$ 55,545	$ 56,968
Interest-bearing	524,801	491,135	428,161
Total deposits	582,470	546,680	485,129
Borrowed funds	59,382	61,204	60,067
Accrued interest payable	2,048	2,233	1,951
Other liabilities	6,203	5,725	4,296
TOTAL LIABILITIES	650,103	615,842	551,443
STOCKHOLDERS' EQUITY:
Common stock
$1.00 par value; authorized 10,000,000 shares; issued 3,048,289 shares at June 30, 2009
and December 31, 2008; 3,020,538 shares at June 30, 2008	3,048	3,048	3,020
Additional paid-in capital	12,888	12,981	12,357
Retained earnings	44,471	41,034	40,743
Accumulated other comprehensive income	548	26	(1,319)
Treasury stock, at cost: 202,287 shares at June 30, 2009; 200,918 shares at
December 31, 2008 and 196,927 shares at June 30, 2008	(4,346)	(4,319)	(4,230)
TOTAL STOCKHOLDERS' EQUITY	56,609	52,770	50,571
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 706,712	$ 668,612	$ 602,014

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2009	2008	2009	2008
INTEREST INCOME:
Interest and fees on loans	$ 7,558	$ 7,645	$ 15,035	$ 15,309
Interest-bearing deposits with banks	10	6	12	6
Investment securities:
Taxable	1,541	1,126	3,181	2,249
Nontaxable	514	353	985	689
Dividends	6	56	13	141
TOTAL INTEREST INCOME	9,629	9,186	19,226	18,394
INTEREST EXPENSE:
Deposits	2,863	2,728	5,778	5,671
Borrowed funds	496	628	1,019	1,485
TOTAL INTEREST EXPENSE	3,359	3,356	6,797	7,156
NET INTEREST INCOME	6,270	5,830	12,429	11,238
Provision for loan losses	150	-	300	120
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,120	5,830	12,129	11,118
NON-INTEREST INCOME:
Service charges	894	871	1,706	1,647
Trust	113	136	276	303
Brokerage and insurance	53	74	153	118
Gains on loans sold	162	20	209	42
Investment securities gains, net	102	-	118	-
Earnings on bank owned life insurance	115	86	236	171
Other	96	131	191	246
TOTAL NON-INTEREST INCOME	1,535	1,318	2,889	2,527
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,329	2,158	4,625	4,314
Occupancy	296	281	617	595
Furniture and equipment	124	128	234	261
Professional fees	164	148	295	329
Other	1,578	1,223	3,092	2,354
TOTAL NON-INTEREST EXPENSES	4,491	3,938	8,863	7,853
Income before provision for income taxes	3,164	3,210	6,155	5,792
Provision for income taxes	692	764	1,337	1,325
NET INCOME	$ 2,472	$ 2,446	$ 4,818	$ 4,467

Earnings Per Share	$ 0.87	$ 0.86	$ 1.69	$ 1.57
Cash Dividends Paid Per Share	$ 0.245	$ 0.235	$ 0.485	$ 0.465

Weighted average number of shares outstanding	2,846,137	2,852,867	2,845,328	2,853,074

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Performance Ratios and Share Data:
Return on average assets (annualized)	1.43%	1.64%	1.42%	1.50%
Return on average equity (annualized)	17.99%	19.24%	17.79%	17.80%
Net interest margin (tax equivalent)	4.18%	4.52%	4.24%	4.38%
Cash dividends paid per share	$ 0.245	$ 0.235	$ 0.485	$ 0.465
Earnings per share	$ 0.87	$ 0.86	$ 1.69	$ 1.57
Weighted average shares outstanding	2,846,137	2,852,867	2,845,328	2,853,074

Balance Sheet Highlights (dollars in thousands):	June 30, 2009	December 31, 2008	June 30, 2008

Assets	$ 706,712	$ 668,612	$ 602,014
Investment securities:
Available for sale	181,500	174,139	124,674
Loans (net of unearned income)	442,072	432,814	428,431
Allowance for loan losses	4,622	4,378	4,287
Deposits	582,470	546,680	485,129
Stockholders' Equity	56,609	52,770	50,571
Non-performing assets	3,829	3,176	3,360
Non-performing assets to total loans	0.87%	0.73%	0.78%
Average Leverage Ratio	7.92%	7.91%	8.50%
Common shares outstanding	2,846,002	2,847,371	2,823,611
Book value per share	$ 19.70	$ 18.52	$ 18.38